UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 18, 2023
Date of Report (date of earliest event reported)
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WEWORK INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39419 (Commission File Number)	85-1144904 (I.R.S. Employer Identification Number)
12 East 49th Street, 3rd Floor New York, NY 10017
(Address of principal executive offices and zip code)
(646) 389-3922
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange
Class A Common Stock Purchase Rights	—	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 - Other Events.
On August 18, 2023, WeWork Inc. (the “Company”) announced that its board of directors has approved a reverse stock split at a ratio of 1-for-40, such that every 40 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) will be combined into one issued and outstanding share of Class A Common Stock and every 40 shares of the Company’s Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), will be combined into one issued and outstanding share of Class C Common Stock (together, the “Reverse Stock Split”). The Reverse Stock Split will be effective at 4:01 p.m., Eastern Time, on September 1, 2023. The Company expects that upon the opening of trading on September 5, 2023, the Company’s Class A Common Stock will begin trading on a post-split basis under CUSIP number 96209A401. The Reverse Stock Split is being effected to regain compliance with the $1.00 per share minimum closing price required to maintain continued listing on the New York Stock Exchange.
The Reverse Stock Split will apply equally to all outstanding shares of the Class A Common Stock and Class C Common Stock, and each stockholder will hold the same percentage of Class A Common Stock and Class C Common Stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Holders of the Class A Common Stock and Class C Common Stock will receive a cash payment (without interest) in lieu of any fractional shares.
On August 18, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements
Certain statements made in this Form 8-K may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to implement its business plan; the reverse stock split and its impact on the trading volume and price of WeWork’s common stock and warrants; WeWork’s ability to regain compliance with the listing rules of the New York Stock Exchange and maintain its continued listing; WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of inflation, the COVID-19 pandemic and the conflict in Ukraine; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and its ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the health of the commercial real estate market; and the impact of foreign exchange rates on WeWork’s financial performance. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.
Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated August 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of August, 2023.

WEWORK INC.

By:	/s/ Pamela Swidler
Name:	Pamela Swidler
Title:	Chief Legal Officer